     As filed with the Securities and Exchange Commission on July 24, 1998


                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                 --------------------------------------------

                            REGISTRATION STATEMENT
                                  ON FORM S-8
                                     Under
                          THE SECURITIES ACT OF 1933
                          COMMISSION FILE NO. 1-12909

                         INTERNATIONAL COMPUTEX, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

           GEORGIA                                              58-1938206
  (State or other jurisdiction                                 (IRS Employer
of incorporation or organization)                            Identification No.)


                         International CompuTex, Inc.
                   5500 Interstate North Parkway, Suite 507
                          Atlanta, Georgia 30328-4662
                                (770) 953-1464
             -----------------------------------------------------
             (Address of registrant's Principal Executive Offices)

                          1996 Stock Option Plan and
           1995 Restricted Nonqualified Incentive Stock Option Plan
                          (collectively, the "Plans")
                          (Full titles of the plans)
                    ----------------------------------------
                                 Henry B. Levi
                           Gambrell & Stolz, L.L.P.
                          Suite 4300, Suntrust Plaza
                          303 Peachtree Street, N.E.
                            Atlanta, Georgia 30308
                                (404)  577-6000
            -------------------------------------------------------
                    (Name and address of agent for service)

                       Copies of all communications to:
                  Haim E. Dahan, Chief Executive Officer and
                   Ralph E. Walter, Chief Financial Officer
                         International CompuTex, Inc.
                   5500 Interstate North Parkway, Suite 507
                          Atlanta, Georgia 30328-4662
                                (770) 953-1464

                 The Exhibit Index appears after the Signature
                     Page of this Registration Statement.


Title of each class                                Proposed maximum    Proposed maximum    Amount of
of securities to be               Amount to be     offering price per  aggregate offering  Registration
registered                        registered/(1)/  share/(2)/          price/(2)(3)/       Fee
-------------------------------------------------------------------------------------------------------
Common shares par value $.001     872,620          $7.25               $2,900,000          $855

_____________________
(1) Based upon the aggregate number of shares presently authorized for issuance under the Plans, less shares already purchased pursuant to options granted under the Plans. Pursuant to General Instruction E, the registration fee is payable only with respect to the additional 400,000 shares registered resulting from an amendment to one of the Plans. The remaining shares were registered under Form S-8 Registration Statement Number 333-31861.

(2) Based upon the average of the high and low prices of the Common Stock reported on the Nasdaq National Market on July 13, 1988, as applied to the additional 400,000 shares.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g).


                  STATEMENT PURSUANT TO GENERAL INSTRUCTION E

     The contents of Form S-8 Registration Statement No. 333-31861 of the Registrant are hereby incorporated by reference thereto, except for Items 3, 5 and 8 of Part II, which are revised as set forth below. Such Registration Statement related to the same stock option plans to which this Registration Statement relates. This Registration Statement is being filed to register additional securities, of the same class, registered under Registration Statement No. 333-31861.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.

     Registrant, International CompuTex, Inc. (the "Company"), hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

     (a) The Company's latest Annual Report on Form 10-KSB, which contains audited financial statements for the Company's latest fiscal year.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the financial statements referred to in (a) above.

     (c) The description of the Company's Common Stock, which is contained in the Prospectus referred to in (a) above filed pursuant to Registrant's Registration Statement on Form SB-2.

Item 5.   Interests of Named Experts and Counsel.

     The validity of the Shares offered hereby will be passed upon for the Company by Gambrell & Stolz, L.L.P., Suite 4300 SunTrust Plaza, 303 Peachtree Street, N.E., Atlanta, Georgia 30308. Attorneys who are partners of or employed by Gambrell & Stolz, L.L.P. in the aggregate own less than 5,000 Shares of the Common Stock of the Company.


Item 8.   Exhibits.

Exhibit
Number            Description
-------           -----------
  4.1 1995 Restricted Nonqualified Incentive Stock Option Plan, incorporated by reference to Exhibit 4.1 to the Company's Form S-8 Registration No. 333-31861 ("1997 Form S-8").

  4.2 International CompuTex, Inc. 1996 Stock Option Plan, amended and restated as of June 12, 1998.

  4.3     Forms of Stock Option Agreements, incorporated by reference to Exhibit
          4.3 to the 1997 Form S-8.

  5.1     Opinion of Counsel regarding legality.

 23.1     Independent Auditors' Consent

 23.2     Consent of Counsel (included in Exhibit 5.1).

 24.1     Power of Attorney (contained within Signature Page)

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 24th day of July, 1998.

                                        INTERNATIONAL COMPUTEX, INC.

                                        /s/ Haim E. Dahan
                                        ------------------------------
                                        Haim E. Dahan,
                                        Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Haim E. Dahan and Larry D. Duckworth, or either of them, his or her attorney-in-fact, for him or her in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                                                              Dated
                                                              -----
/s/ Leo Benatar             Director                          July 21, 1998
--------------------------
Leo Benatar


/s/ Haim E. Dahan           Director and Chief Executive      July 24, 1998
--------------------------  Officer (Principal Executive
Haim E. Dahan               Officer)


/s/ Lawrence D. Duckworth   Director and President            July 23, 1998
--------------------------
Lawrence D. Duckworth


/s/ Michael J. Galvin       Director and Vice President       July ___, 1998
--------------------------  of Research and Development
Michael J. Galvin

/s/ Patricia Tuxbury Salem  Director and Treasurer            July 23, 1998
--------------------------
Patricia Tuxbury Salem


/s/ Hugh E. Sawyer          Director                          July 22, 1998
--------------------------
Hugh E. Sawyer


/s/ Ralph E. Walter         Chief Financial Officer and       July 23, 1998
--------------------------  Controller (Principal Financial
Ralph E. Walter             and Accounting Officer)

                                 EXHIBIT INDEX

                                                                          Page
Exhibit Number Description                                               Number
-------------- -----------                                               ------


       4.2     International CompuTex, Inc. 1996 Stock Option Plan,
               amended and restated as of April 21, 1998                    8

       5.1     Opinion of Counsel regarding legality                       19

      23.1     Independent Auditors' Consent                               21

      23.2     Consent of Counsel (included in Exhibit 5.1)                19

      24.1     Power of Attorney (contained within Signature Page)          5